Q3 2023 Earnings Presentation Exhibit 99.3

Forward-Looking Statements This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, and Leafly’s projected future results and financial outlook. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this presentation and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to the risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 29, 2023 and in Leafly’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and in the other documents filed by Leafly from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations. Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA. We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us. Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results. Disclaimer

Business highlights Received formal notification that the Company regained compliance with Nasdaq’s minimum bid price listing criteria Launched BudHub, an information portal for budtenders, and initiated the inaugural Budtenders’ Choice Awards as part of lead-up to International Budtender Day Completed its roll out of new rate cards and price increases in select markets to select clients to better align pricing with the value Leafly delivers to its various partners Enhanced consumer lifecycle management, which improves the consumer shopping experience and helps generate sales for retailers Ended the quarter with $14.5 million, excluding restricted cash, essentially flat compared to Q2 2023. 3

Ending retail accounts

Revenue breakdown Revenue ($ in millions)1 $11.8 1 Totals may not foot due to rounding $12.1 $11.2 8% Y/Y Growth % 0% -1% -11% -10%

Consistent high gross margin Gross Profit ($ in millions) 87% Gross Margin % $10.3 88% 88% 88% $10.7 $9.9 $9.4 $9.4 89%

Right-sizing investments to macro environment Operating Expense ($ in millions) 21% Y/Y Growth % 8% 1 Totals may not foot due to rounding $16.3 $14.9 $16.3 -15% -48% $10.2 $10.9 -33%

Net (Loss) Income to Adjusted EBITDA Three Months Ended September 30, 2023 Three Months Ended September 30, 2022 Explanation Net (loss) income $ (2,210) $ 15,454 Prior year income due to derivative valuations below Interest expense, net 720 705 Depreciation & amortization expense 276 127 Increase due to amortization of internal use software. EBITDA (1,214) 16,286 Stock-based compensation Transaction expenses 997 55 771 - Due to new awards in Q3 2023 Change in fair value of derivatives (14) (22,264) Fair value accounting for warrants and other derivatives held on our balance sheet since the business combination. Adjusted EBITDA $ (176) $ (5,207)

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